UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

Battery Future Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41158	98-1618517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green

#18195

Dover, DE 19901

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: 929-465-9707

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BFAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BFAC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BFAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On March 7, 2024, Weiyi Zheng resigned as Chief Executive Officer and Chairman of the Board of Battery Future Acquisition Corp. (the “Company”) and Shengming Shi resigned as a director of the Company. There were no disagreements between the Company and either Weiyi Zheng or Shengming Shi on any matter related to the Company’s operations, policies or practices.

Appointment of Officers and Directors

On March 7, 2024, following the above-referenced resignations, the Board of Directors of the Company appointed Fanghan Sui as Chief Executive Officer and Chairman of the Board of the Company and appointed Wei Qian as an independent director of the Company.  Wei Qian will serve on the audit, compensation and nominating committees of the Company.

In connection with their appointments, the Company and each of Fanghan Sui and Wei Wian will enter into a standard form of indemnification agreement.  Neither Fanghan Sui nor Wei Qian has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Fanghan Sui has been involved in crafting and analyzing high-performance campaigns across various digital platforms since he joined Agency Within, LLC dba WITHIN, a global digital marketing firm, in 2021.  His approach brings innovative solutions to marketing challenges, enhancing the digital presence of his clients.  Mr. Sui received a Bachelor's degree in Communication from the University of California, Davis and a Master's degree in TESOL from the University of Pennsylvania.

Wei Qian has served as the Director of Capital Markets at Fusion Park, LLC, a US-based firm specializing in climate change tech investments and consulting, since March 2023. Mr. Qian's past roles include Interim CEO of Hemp Logic Inc., a US-based CBD company to spearhead its expansion in China, from August 2020 to May 2021, Director of Investment at Xingtong Capital, an investment fund within the Shanshan Group, from July 2015 to July 2017, and Vice Director of Investment at Transfar Holding Group, an investment company within Transfar Group, from July 2017 to August 2018. Mr. Qian’s career began in 2011 and he has had experience in private equity and venture capital, focusing on TMT, healthcare, and climate tech sectors.  Mr. Qian received a bachelor's degree from Shanghai Jiaotong University  and an MBA from St. John's University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Battery Future Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTERY FUTURE ACQUISITION CORP.

Date: March 13, 2024	By:	/s/ Fanghan Sui
Fanghan Sui
Chief Executive Officer

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